As filed with the Securities and Exchange Commission on March 11, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOBILEPRO CORP.
(Exact name of Registrant as specified in its charter)

Delaware	87-0419571
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

3204 Tower Oaks Blvd., Suite 350
Rockville, MD	20852
(Address of principal executive offices)	(Zip Code)

2001 Equity Performance Plan
(Full title of plan)

(Name, address and telephone
number of agent for service)
Daniel Lozinsky
President & CEO
Mobilepro Corp.
3204 Tower Oaks Blvd., Suite 350
Rockville, MD 20852
(301) 230-9125

CALCULATION OF REGISTRATION FEE

Proposed
	Amount	Maximum	Amount of
	To be	Offering Price per	Registration
Title of Securities to be Registered	Registered	Share (1)	Fee (2)

Common Stock issuable upon exercise of Awards that may be granted under the 2001 Equity Performance Plan	1,000,000 (1)	$1.05	$96.60

(1)  Based on the average of the high and low prices quoted on the OTC Bulletin Board on March 8, 2002.

(2)  Fees are calculated in accordance with Rules 457(c) and 457 (h) promulgated under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be included in this Form S-8 Registration Statement pursuant to Introductory Note to Part I of Form S-8.

Re-Offer Prospectus

1,000,000 Shares

Mobilepro Corp.
Common Stock

     The selling stockholders identified in this re-offer prospectus may periodically offer and sell shares of our Common Stock that they acquired or will acquire under our 2001 Equity Performance Plan.

     The Company will not receive any of the proceeds from the sale of these shares. We do not know when the sales of the shares by the selling stockholders will occur. The sales may occur in ordinary brokerage transactions, in negotiated transactions or otherwise at prices prevailing at the time of sale, or at privately negotiated prices. We have paid the expenses incurred in registering the shares covered by this re-offer prospectus other than the agent’s commission and transfer taxes, if any. See “Use of Proceeds,” “Selling Stockholders” and “Plan of Distribution” below.

     This re-offer prospectus has been prepared to register shares of our Common Stock issued pursuant to our 2001 Equity Performance Plan and allow for future sales of these shares by the selling stockholders to the public without restriction. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. The offering of the shares issuable under our 2001 Equity Performance Plan has been previously registered under a Form S-8 (333-74492) which was filed with the Securities and Exchange Commission on December 4, 2001.

     Our Common Stock is listed on the OTC Bulletin Board under the trading symbol “MOBL.”

     See “Risk Factors” for certain factors relevant to an investment in the Common Stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS RE-OFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Re-Offer Prospectus is March 12, 2002.

THE COMPANY

     The Company is a development stage company and currently trades on the Over-the-Counter Bulletin Board under the stock symbol “MOBL”. The following is a brief business history of the Company and its merger partner, CraftClick.com, Inc.

     The Company with which we merged in June of 2001 was first organized in June 1988 as Bud Corp. The Company changed its name to Tecon, Inc. in July 1992, then to Buyit.com, Inc. in May 1999 and finally to CraftClick.com, Inc. on January 4, 2000. CraftClick’s business strategy and focus was to become the premier destination for buyers and sellers of arts and crafts products and supplies through the use of Internet websites. Due to the lack of adequate funding and the lack of generating enough Internet traffic to achieve profitability CraftClick began to cease business operations in October 2000. CraftClick subsequently disposed of substantially all of its assets in February 2001 when secured creditors foreclosed on outstanding loans made to the Company.

     In April 2001, CraftClick reorganized pursuant to a Plan of Merger wherein its domicile was changed from Utah to Delaware, and the common stock was subject to a reverse split on the basis of 1 new share for every 100 shares outstanding.

     On June 6, 2001, CraftClick and Mobilepro Corp., a Delaware corporation, entered into an Agreement and Plan of Merger dated June 1, 2001 (“Merger Agreement”). Mobilepro was incorporated on July 14, 2000 and is a development stage company focused on the integration and marketing of complete mobile information solutions that satisfy the needs of mobile professionals. Under the Merger Agreement, Mobilepro merged with and into CraftClick, with CraftClick being the surviving corporation. On July 9, 2001, we changed the name of the corporation from CraftClick.com, Inc. (“CraftClick”) to Mobilepro Corp. (“Mobilepro”).

     On November 19, 2001, Mobilepro implemented a 200 for 1 reverse stock split of its Common Stock. There were no fractional shares issued. Concurrent with the reverse stock split, Mobilepro issued 3,000,000 new shares of common stock to Dungavel, Inc., pursuant to an Investor Rights Agreement, which the Company entered into with Dungavel on June 1, 2001 as part of the Merger with CraftClick.com Inc.

     On February 19, 2002, the Company entered into a Stock Purchase Agreement with Mr. Daniel Lozinsky and Dungavel, Inc., and another Stock Purchase Agreement with Mr. Daniel Lozinsky, Ms. Joann Smith and Mr. Scott Smith. Dungavel, Inc., Ms. Joann Smith and Mr. Scott Smith were all significant stockholders of the Company at the time. Pursuant to these two stock purchase agreements, Mr. Lozinsky acquired an aggregate of 2,057,733 shares of our Common Stock, representing approximately 64.7% of the Company’s voting securities. On February 28, 2002, Mr. Scott Smith resigned as the President, CEO and Chairman of the Company, and Mr. Lozinsky became the President and CEO of the Company.

THE OFFERING

Common Stock to be offered by Selling Stockholders	1,000,000 shares

Use of Proceeds	The Company will not receive any proceeds resulting from the sale of Common Stock by the selling stockholders
OTC Bulletin Board Trading Symbol	MOBL

RISK FACTORS

     You should carefully consider the following risk factors before you decide to buy our Common Stock. You should also consider the other information contained or incorporated by reference into this prospectus. Our business, financial condition, trading price of the Common Stock or results of operations could be harmed by any one of the risks, including but not limited to the following.

     The re-offer prospectus contains forward-looking statements which reflect our current views about future events and financial performance. Forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plan,” “believe,” “expect,” “will,” “anticipate,” “estimate,” and other words of similar meaning. Investors should not rely on forward-looking statements, because they are subject to a variety of risks, uncertainty and other factors which could cause our actual results to differ materially from the results discussed on the forward-looking statements. We expressly do not undertake any duty to update forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below.

We are at development stage and have a limited operating history upon which you can base your investment decision.

     The Company had a major shift in its business strategy in June 2001. It was not until June 2001 that the Company focused on the integration and marketing of complete mobile information solutions that satisfy the needs of mobile professionals. Accordingly, we have a limited operating history upon which to evaluate our business plan and prospects. In addition, our business prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. We cannot be sure that we will be successful in addressing these issues, and, if we are unsuccessful at doing so, our business, results of operations and financial condition could be materially and adversely affected.

Our business revenue generation model is unproven and could fail.

     Our revenue model is new and evolving, and we cannot be certain that it will be successful. Our ability to generate revenue depends, among other things, on our ability to integrate a wireless handheld platform generally referred to as a Corporate Digital Assistant, sometimes referred to as CDA, with enterprise and Internet based business applications. The potential profitability of this business model is unproven. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth or achieve or sustain profitability.

Our accountants raised substantial doubt as to our ability to continue as a going concern and we will incur losses for the immediate future.

     Our independent accountants raised substantial doubt as to our ability to continue as a going concern in their report to the Board of Directors in July 2001. We anticipate that we will incur net losses for the immediate future. We expect our operating expenses to increase significantly, and, as a result, we will need to generate increased monthly revenue if profitability is to be achieved. To the extent that revenue does not grow at anticipated rates or that increases in our operating expenses precede or are not subsequently followed by commensurate increases in revenue, or that we are unable to adjust operating expense levels accordingly, our business, results of operations and financial condition will be materially and adversely affected. We cannot ensure that we will ever achieve or sustain profitability.

If our market does not grow as expected, our revenues will be below our expectations and our business and financial results will suffer.

     We are engaged in a developing business with an unproven market, and we cannot accurately estimate the size of our market or the potential demand for our services. If our customer base does not expand or if there is not widespread acceptance of our services, our business and prospects will be harmed. We believe that our potential to grow and increase our market acceptance depends on many factors, some of which are beyond our control. The Internet and the use of handheld devices has not been available for a sufficient period of time to gauge their effectiveness. There can be no assurance that potential clients will find our services attractive. Furthermore, with the rapid growth of available space on the Internet for services similar to ours and the intense competition for such space, it is difficult to project pricing models that will be adopted by the industry or individual companies.

We will require significant additional capital in the future, which we may not be able to obtain.

     Part of our business strategy is to raise additional capital to finance our operations. We cannot be sure that we will be successful in raising this additional capital or that the net proceeds from such financing will be sufficient to meet our funding demands. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our expansion, successfully promote our brand name or services, develop or enhance our services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, results of operations and financial condition and the value of your investment.

Our management team is new to the Company.

     Mr. Daniel Lozinsky became our President and CEO in February 2002 after he acquired 64.8% of our voting securities. Our success depends to a significant extent on Mr. Lozinsky’s leadership and vision. Our future success also depends on our ability to identify, attract, hire, retain and motivate other well-qualified managerial, technical, sales and marketing personnel. There can be no assurance that these professionals will be available in the market or that we will be able to meet their compensation requirements.

Prior to the Offering, management of the Company controls 64.8% of our Common Stock on a fully diluted basis, and they will have the ability to control matters requiring stockholder approval.

     Following this Offering, management of the Company will continue to control 64.8% of the shares of Common Stock. As a result, these stockholders have the ability to control matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of the Company’s assets, and the control of the management and affairs of the Company. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our Company, impeding a merger, consolidation, takeover or other business combination involving the Company or discouraging a potential acquirer from attempting to obtain control of the Company, which in turn could have an adverse effect on your investment.

Limited Liquidity on the OTC Bulletin Board market.

     Currently, the Company’s common stock is listed on the OTC Bulletin Board. The trading activities have been historically low and, therefore, liquidity of our Common Stock is very limited.

We have not paid dividends on our Common Stock to date.

     We have not paid to date and do not expect to pay in the foreseeable future any cash or stock dividends on our Common Stock.

USE OF PROCEEDS

     The selling stockholders will receive the proceeds from the sale of the shares of the Common Stock. The Company will not receive any of the proceeds from these sales.

SELLING STOCKHOLDERS

     The shares of our Common Stock to which this re-offer prospectus relates are being registered for re-offers and resales by selling stockholders who have acquired the relevant shares pursuant to our 2001 Equity Performance Plan. The selling stockholders named below may resell all, a portion or none of the relevant shares at any time.

     The table below sets forth, with respect to each selling stockholder and based upon the information available to us as of date, the selling stockholders’ relationship, if any, with us within the past three (3) years, the number of shares of our common stock beneficially owned by each selling stockholder, the number of shares each selling stockholder is offering to sell, the number of shares which each selling stockholder will beneficially own upon completion of this offering, and the percentage ownership of our common stock of each selling stockholder upon completion of the offering.

		No. of Shares		No. of Shares
Name and Address of	Relationship(s)	Beneficially Owned	No. of Shares Being	Beneficially Owned
Selling Stockholder	with the Company	prior to Offering	Offered Hereby	After the Offering

Daniel Lozinsky 3204 Tower Oaks Blvd., Rockville, MD 20852	President	2,332,773	275,000	2,057,733

Arne Dunhem 3204 Tower Oaks Blvd Rockville, MD 20852	Director	375,000	375,000	0

Scott Smith 3204 Tower Oaks Blvd, Rockville, MD 20852	Director	25,000	25,000	0

Jesus Gomez Romero 102 S. Tejon #1100 Colorado Springs, CO 80903	Consultant	325,000	325,000	0

PLAN OF DISTRIBUTION

     This prospectus relates to the offer and sale from time to time by the holder thereof of up to 1,000,000 shares of our common stock. The selling stockholders include donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

     The selling stockholders may from time to time, in one or more transactions, sell all or a portion of the shares in such transactions at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of such determination, may be higher or lower than the market price of the shares on the OTC Bulletin Board.

     If the selling stockholders effect transactions by selling shares to or through underwriters, brokers, dealers or agents, these underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of shares for whom they may act as agents, and underwriters may sell shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of the shares by them and any discounts, concessions or commissions received by any underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Under agreements that may be entered into by us, underwriters, brokers, dealers and agents who participate in the distribution of shares may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, brokers, dealers or agents may be required to make in respect thereof. The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-effort basis.

     The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their shares in the following manner:

     °     on the OTC Bulletin Board or other exchanges on which the shares are listed at the time of sale;

     °     in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price;

     °     in underwritten offerings;

     °     in privately negotiated transactions;

     °     in a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     °     a broker or dealer may purchase as principal and resell such shares for its account pursuant to this prospectus;

     °     an exchange distribution in accordance with the rules of the exchange;

     °     ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

     °     through any combination of the above.

     In addition to the shares sold hereunder, the selling stockholders may, at the same time, sell any shares of our common stock, including the shares to be offered through this re-offer prospectus, owned by them in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this re-offer prospectus.

     There is no assurance that the selling stockholders will sell any or all of the common stock offered hereby. We will pay all expenses in connection with this offering other than commissions and discounts of underwriters, dealers or agents. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

LEGAL MATTERS

     The validity of the securities offered hereby has been passed upon for us by Graubard Miller.

EXPERTS

     The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-KSB filed with the Commission on June 29, 2001 have been audited by Mantyla McReynolds, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so included in reliance upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

     We have filed a registration statement on Form S-8 with the Commission covering the sale of the shares of common stock offered by this prospectus. This re-offer prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

     We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports and other information can be inspected and copied at the locations described below. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, we are required to file electronic versions of these documents with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We hereby incorporate by reference the documents listed in (a) through (d) below, which have been previously filed with the Commission.

(a)	Annual Report of the Registrant on Form 10-KSB for the fiscal year ended March 31, 2001;

(b)	Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 30, 2001, September 30, 2001 and December 31, 2001;

(c)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(d)	Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant and the 2001 Equity Performance Plan (the “Plan”) with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     We will provide, without charge, to each person, including a beneficial owner, to whom a copy of the re-offer prospectus is delivered, at the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Mr. Daniel Lozinsky, at Mobilepro Corp., 3204 Tower Oaks Blvd., Suite 350, Rockville, MD 20852.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS RE-OFFER PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MOBILEPRO CORP., ANY SELLING STOCKHOLDER OR ANY OTHER PERSON. THIS RE-OFFER PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON OR ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS RE-OFFER PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference in this Registration Statement:

(a)	Annual Report of the Registrant on Form 10-KSB for the fiscal year ended March 31, 2001;

(b)	Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 30, 2001, September 30, 2001 and December 31, 2001;

(c)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(d)	Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant and the 2001 Equity Performance Plan (the “Plan”) with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

     Section 145 further provides:

     °     that a Delaware corporation is required to indemnify a present or former director or officer, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise;

     °     that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled;

     °     that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators; and

     °     that a Delaware corporation may purchase and maintain insurance on behalf of its directors, officers, employees or agents against any such liability asserted against them as directors, officers, employees or agents or arising out of their status as directors, officers, employees or agents whether or not the corporation would have the power to indemnify them against liability under Section 145.

     A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made with respect to a person who is a director or officer at the time of such determination:

     °     by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding;

     °     by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

     °     if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     °     by the stockholders.

     Article FIFTEENTH of our certificate of incorporation and Article VII of our by-laws provide for indemnification of our directors, officers, employees or agents to the fullest extent permitted by law, as now in effect or later amended.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

5.0	Opinion of Graubard Miller as to the legality of the securities being registered. *
23.1	Consent of Counsel (contained in Exhibit 5.0)*
23.2	Consent of Independent Auditors

*	Previously filed with the Registrant’s Form S-8 (No. 333-74492) filed with the Commission on December 4, 2001

Item 9.Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 12th day of March, 2002.

MOBILEPRO CORP

By:	/s/ Daniel Lozinsky Daniel Lozinsky President and CEO

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Lozinsky	President and CEO
	(Principal Executive Officer)	March 12, 2002
Daniel Lozinsky

/s/ Arne Dunhem
	Treasurer and Director	March 12, 2002
Arne Dunhem